                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 33-61003

  SUPPLEMENT NO.  62  TO PROSPECTUS DATED SEPTEMBER 20, 1995
               (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                 Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 Months to less than 1 year ................... Float%

SETTLEMENT DATE:              12/02/96
INITIAL PAYMENT DATE:         01/02/97
MATURITY DATE:           12/02/97
DAYCOUNT:                ACTUAL/360
INDEX:                   1 Month LIBOR + 0.15%
SOURCE:                  TELERATE PAGE 3750
RESET FREQUENCY:              Monthly
PAYMENT FREQUENCY:       Monthly
PAYMENT:                 Monthly, Pays the 2nd or next Good
Business
                              Day of each Month. Commencing
01/02/97
INTEREST DETERMINATION:       Monthly Reset, Paid
                              Monthly - Source: Telerate p. 3750.
2 London
                              Business Days Prior to Period End
Dates.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:               $27,000,000.00
CUSIP NUMBER:            00206HA95

On October 1, 1996 the Company completed a merger with Antigua Acquisition Corporation pursuant to which the Company was the surviving corporation and AT&T's indirect equity ownership in the Company was eliminated. Details regarding that transaction, and information regarding the Company's business, ownership and capital structure since consummation of that transaction are contained in the Company's Schedule 14C dated August 30, 1996 and the current report on Form 8K dated November 1, 1996, both of which are incorporated herein by reference.

Date of Sale: November 27, 1996